WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                                           Warrant to purchase 490,396 shares of
                                                     the $0.001 par value common
                                         stock of Simione Central Holdings, Inc.
                                                         (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         SIMIONE CENTRAL HOLDINGS, INC.

         This certifies that, for value received, Mestek, Inc., or its successors or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Simione Central Holdings, Inc. (the "Company") up to 490,396 shares of the $0.001 par value common stock of the Company ("Common Stock"), as the Company is constituted on the 12th day of June, 2000 (the "Warrant Issue Date"), upon surrender of this certificate at 6600 Powers Ferry Road, Atlanta Georgia, or such other place as the Company may designate in writing to the Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price (as hereinafter defined). The number, character and Exercise Price of such shares are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this certificate, the securities represented by this certificate and any warrants delivered in substitution or exchange for this certificate as provided herein.

         This Warrant is issued in connection with Holder's waiver of certain voting rights previously granted to it in connection with the issuance of 5,600,000 shares of the Company's Series B Preferred Stock to the Holder on March 7, 2000.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period of time (the "Exercise Period") commencing on the Warrant Issue Date and ending at 5:00 p.m. on the third anniversary of the Warrant Issue Date, and shall be void thereafter.

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2.       Exercise  Price.  The price at which the Holder may exercise this
         Warrant (the "Exercise Price") shall be $3.21 per share, subject, however, to adjustments as provided in Section 9 hereof.

3. Vesting of Warrant. Effective as of the Warrant Issue Date, the Warrant shall be fully vested and exercisable, and the Holder shall have the fully vested right to purchase 490,396 shares of Common Stock pursuant to the terms and conditions of this Warrant.

4. Exercise of the Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, and from time to time during the Exercise Period, by the Holder's surrender of this Warrant at 6600 Powers Ferry Road, Atlanta Georgia, or such other place as the Company may designate in writing to Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price in immediately available funds. This Warrant shall be deemed exercised on the date immediately prior thereto, and the Holder shall be entitled to receive the shares of Common Stock and be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable, but in no event later than 10 business days thereafter, the Company shall issue and deliver, at its sole cost and expense, to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.
         In the event that this Warrant is exercised in part, the Company, at its sole cost and expense, shall execute and deliver a new warrant of like tenor as this Warrant, exercisable for the remaining number of shares for which this Warrant may then be exercised, and shall cancel this Warrant only upon issuance of such new warrant. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and in lieu thereof, the Company shall make a cash payment to the Holder equal to the Exercise Price multiplied by such fraction.

5. Rights as a Stockholder. The Holder shall not be entitled to vote, receive dividends or be deemed to be the owner of record of the shares of Common Stock to which this Warrant relates unless and until the Holder exercises this Warrant, and then the Holder shall enjoy such rights only to the extent of such exercise.

6.       Transfer of Warrant.

         (a) Warrant Register. The Company will maintain a register (the "Warrant Register") maintaining the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

         (c) Transferability of Warrant.This Warrant may not be transferred or assigned (i) except in its entirety (other than transfers to subsidiaries or affiliates of Mestek,
                  Inc.) and (ii) without compliance with all applicable federal and state securities laws by the transferor and the transferee (including delivery of investment representation letters reasonably satisfactory to the Company, if such are requested by the Company), and then only against receipt of an agreement of the transferee to comply with the provisions of this
                  Section 6(c) with respect to any resale or other disposition of this Warrant and the provisions of Section 10 with respect to registration rights.

         (d) Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

         (e)      Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being  acquired  solely  for the
                          Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares  of  the  Common  Stock  to  be  issued  upon
                          exercise   hereof   except  under
                          circumstances that will not result in a violation of the Securities Act of 1933 or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (ii) This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

7. Reservation of Stock. The Company covenants that during the Exercise Period, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation (the "Certificate") to provide sufficient authorized reserved shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue hereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. Merger, Sale of Assets and other Fundamental Corporate Changes. If at any time during the Exercise Period there shall be a sale of all or substantially all of the Company assets, or a merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, or other transaction in which the shares of the Company are converted into shares of another entity, the Company shall provide the Holder with written notice thereof not less than 30 calendar days prior to the consummation of such event and an opportunity to exercise this Warrant prior to the consummation of such event.

9. Adjustments to Exercise Price for Certain Diluting Issuances, Splits and Combinations. The Exercise Price shall be subject to adjustment from time to time as follows:

         (a) Special Definitions. For purposes of this Section 9, the following definitions apply:

                 (i) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                 (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                 (iii) "Additional Stock" shall mean all shares of Common Stock issued by the Company after the Warrant Issue Date, and all shares of Common Stock issuable pursuant to Options and Convertible Securities issued by the Company after the Warrant Issue Date, other than:

                           (A) up to 606,904 shares of Common Stock that may be issuable to former preferred shareholders and noteholders of CareCentric Solutions, Inc. ("CareCentric") pursuant to the terms of that certain Agreement and Plan of Merger dated as of July 12, 1999 by and among the Company, Simione Acquisition Corporation and CareCentric; and

                           (B) shares of Common Stock for which adjustment of the Exercise Price is made pursuant to
                                    Section 9(d) or 9(e) below.

         (b) Adjustments. If the Company shall issue, after the Warrant Issue Date, any Additional Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted downward to a price equal to the price paid per share for such Additional Stock.

         (c)      Determination  of  Consideration.  For  purposes  of this
                  Section 9, the consideration received by the Company for the issuance of any Additional Stock shall be computed as follows:

                  (i)      Cash and Property.  Such consideration shall:

                           (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Company's Board of Directors; and

                           (C) in the event Additional Stock is issued together with other shares or securities or other assets of the Company for consideration  which  covers  both,  be  the
                                    proportion   of   such    consideration   so
                                    received,  computed  as  provided in clauses
                                    (A) and (B) above, as determined in good faith by the Company's Board of Directors.

                  (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Stock deemed to have been issued pursuant to this
                           Section 9 relating to Options and Convertible Securities shall be determined by dividing:

                           (A)      the  total  amount,   if  any,   received or
                                    receivable  by  the  Company  as
                                    consideration for the issuance of such
                                    Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

         (d) Adjustments to Exercise Price for Stock Dividends and for Combinations or Subdivisions of Common Stock.
                  In the event that the Company at any time or from time to time after the Warrant Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Exercise Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (e) Adjustments for Reclassification and Reorganization. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 9(d) above) the applicable Exercise Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the shares of Common Stock issued upon exercise hereof shall be convertible into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder upon conversion of shares of the Common Stock immediately before that change.

10. Registration Rights. The Company covenants and agrees that Holder shall have registration rights with respect to this Warrant as follows:

         10.1     Definitions.  For purposes of this Section 10:

         (a) The term "Form S-3" means such form under the Securities Act of 1933, as amended ("Securities Act"), as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (b) The term "Form S-4" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC for corporate combinations and exchange offers which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (c) The term "Holder" means Holder or any permitted transferee or assignee thereof.

         (d)      The  term  "Person"  means an  individual,  a  corporation,  a limited liability company, a partnership, an association, a trust or any other entity organization, including a governmental entity.

         (e) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (f) The term "Registrable Shares" means (i) the Company's Common Stock issuable or issued upon exercise of this Warrant, and
                  (ii) any Common Stock or other securities issued or issuable in respect of shares referenced in (i) above, upon any stock split, stock dividend, recapitalization, or similar event; excluding in all cases, however, any Registrable Shares sold by a Person in a transaction in which such Person's rights under this Section 10 are not assigned.

         (g)      The term "SEC" means the Securities and Exchange Commission.
                   ---

         (h) The term "Subsidiary" means, with respect to any Person, any corporation, limited liability company, or partnership of which such Person owns, either directly or through its subsidiaries or affiliates, more than fifty percent (50%) of
                  (i) the total combined voting power of all classes of voting securities in the case of a corporation or (ii) the capital or profit interests therein in the case of a partnership.

         10.2 Request for Registration. Upon request of the Holder, the Company will use its best efforts to file within 45 days of a request from Holder a registration statement with the SEC (utilizing Form S-3 or a successor form thereto and Rule 415 to the extent available) to register Registrable Shares as requested by the Holder. The Company shall not be required to file more than three such registration statements (excluding any registration statement which is delayed pursuant to Section 10.4(e) below and through which the Holder is unable to register eighty percent (80%) or more of the amount of Registrable Shares that Holder originally requested to register in such registration statement), and no such filing shall be made prior to the date which is six months after the Warrant Issue Date.

         10.3 Company Registration. If the Company at any time proposes to register an offering of its securities under the Securities Act, either for its own account or for the account of or at the request of one or more Persons holding securities of the Company, the Company will:

         (a) give written notice thereof to the Holder (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from one or more Persons holding securities of the Company to register securities, or from its decision to effect a registration of securities for its own account, whichever first occurs; and

         (b) use its best efforts to include in such registration and in any underwriting involved therein, all the Registrable Shares specified in a written request by the Holder made within 30 days after receipt of such written notice from the Company, except as set forth in Section 10.4(e) below and subject to the currently existing piggyback rights referenced in Section 10.10.

         10.4 Obligations of the Company. If and whenever pursuant to the provisions of this Section 10 the Company effects registration of Registrable Shares under the Securities Act and state securities laws, the Company shall:

         (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed two years after the filing (but which period shall be extended by the duration of any delay periods under clause (e) below);

         (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the reasonable opinion of Holder) to enable Holder to consummate the disposition thereof; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject;

         (c) As promptly as practicable prepare and file with the SEC such amendments and supplements to any registration statement and prospectus used pursuant to or in connection with this Agreement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or for such shorter period as may be required herein; and

         (d) Furnish to Holder such number of conformed copies of its registration statement and of each such amendment and supplement thereto (in each case including all exhibits, such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act), and such other related documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Shares to be registered.

         (e)      Anything in this Agreement to the contrary notwithstanding:

                  (i) The Company may defer the filing ("Filing") of any registration statement or suspend the use of a prospectus under a currently effective registration statement under this Agreement at its discretion for "Good Cause." "Good Cause" means either if (1) the
                          Company  is  engaged  in  active   negotiations  with
                          respect  to  the   acquisition   of  a   "significant
                          subsidiary" as defined in Regulation S-X promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Securities Act which would in the opinion of counsel for the Company be required to be disclosed in the Filing; or (2) in the opinion of counsel for the Company, the Filing would require
                          the   inclusion   therein  of   certified   financial
                          statements   other  than  those  in  respect  of  the
                          Company's most recently ended full fiscal year and any preceding full fiscal year, and the Company may then, at its option, delay the imposition of its registration obligations hereof until the earlier of
                          (A)   the   conclusion   or   termination   of   such
                          negotiations,  or the  date of  availability  of such
                          certified   financial   statements,    whichever   is
                          applicable, or (B) 60 days from the date of the registration request.

                  (ii) In the event the Company has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if the Company registers shares for resale by another stockholder of the Company. In the event the Company undertakes an underwritten public offering to issue the Company securities for cash during any period in which a requested Filing has been deferred or if the registration of which the Company gives notice under Section 10.3(a) is for an underwritten public offering to issue the
                          Company securities for cash, the Company shall include the Registrable Shares in such underwritten offering subject to (A) the right of the managing underwriters to object to including such shares, (B) Section 10.10, and
                          (C) the  condition  that the Holder
                          selling Registrable Shares in such underwritten offering shall cooperate in the registration process in all material respects, including execution by the Holder of the underwriting agreement agreed to by the Company and the underwriters.

                  (iii) If the managing underwriter elects to limit the number or amount of securities to be included in any registration referenced in the preceding paragraph or in Section 10.3(a), all Persons holding securities of the Company (including the Holder) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall, subject to Section 10.10 hereof, participate in the underwritten public offering pro rata based upon the ratio of the total number or amount of securities to be offered in the offering to the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security or loan, held by such Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence.

                  (iv) The Company may amend any registration statement to withdraw registration of the Holder's Registrable Shares if Holder fails or refuses to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by the Company, the underwriters (if any), their respective counsel and the Company's auditors.

         10.5 Expenses. Without regard to whether the registration statement relating to the proposed sale of the Registrable Shares is made effective or the proposed sale of such shares is carried out, the Company shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Holder shall be responsible for the payment of underwriting discounts and commissions, if any, and applicable transfer taxes relating to the Registrable Shares sold by Holder and for the fees and charges of any attorneys or other advisers retained by Holder.

         10.6 Indemnification. In the event any Registrable Shares are included in a registration statement under this Section 10:

         (a) To the extent permitted by law, with respect to each registration, qualification, or compliance that has been effected pursuant to this Warrant, the Company will indemnify and hold harmless Holder, his legal counsel and accountants (each a "Representative"), and any underwriter (as defined in the Securities Act) for Holder and any controlling
                  Person of such underwriter against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a
                  "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, offering circular or other document or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required or allegedly required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and the Company will pay Holder, Holder's Representative, underwriter and any controlling Person of such underwriter or controlling Person any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder.

         (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities
                  Act, any underwriter, any other Security Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Security Holder, against any losses, claims, damages, or liabilities (joint or several)
                   to which any of the foregoing
                  Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection exceed the net proceeds after unreimbursed expenses and commissions from the offering received by Holder.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action,  with  counsel  mutually  satisfactory  to  the
                  parties;  provided,   however,  that  an
                  indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section 10.6 only to the exten that the indemnifying party has been injured by the delay. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation.

         (f) To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in this Warrant shall control.

         (g)      The  obligations  of the  Company  and the  Holder  under this
                  Section 10.6 shall survive the completion of any offering of Registrable Shares in a registration statement under this
                  Section 10.6, and otherwise.

         10.7 Information by the Holder. The Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by him as the Company may reasonably request in writing and as shall reasonably be required in connection with any registration or qualification referred to in this Section 10.

         10.8 SEC Rule 144 Reporting and Reports Under Securities Act and Exchange Act. With a view to making available to the Holder the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or its successor, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holder to utilize Form S-3 or its successor for the sale of his Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act after it has become subject to such reporting requirements; and

         (d) furnish to the Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of the securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or its successor (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (at any time after it has become subject to such reporting requirements), and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such Form S-3 or its successor.

         10.9 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Section 10 may be transferred or assigned (but only with all related obligations) by the Holder to a transferee or assignee of such securities, provided: (a) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and (b) such assignment shall only be effective if it complies with all applicable federal and state securities laws. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Shares by gift, will or intestate succession) shall be aggregated together and with the partnership.

         10.10    Priority and Limitation on Subsequent Registration Rights.

         (a) The parties hereto acknowledge that the rights to registration contained herein shall be subject to (i) the registration rights contained in Section 2(k) of those certain Registration Rights Agreements ("Registration Rights Agreements") dated October 6, 1996 by and among InfoMed Holdings, Inc. (as predecessor in interest to the Company) and certain shareholders of the
                  Company named therein, the registration rights granted pursuant to that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 among MCS, Inc., Mestek, Inc., the Company, John E. Reed ("Reed"), Stewart B. Reed and E.
                  Herbert Burk (the "MCS Merger Agreement"), and (iii) the registration rights granted pursuant to that certain Agreement and Plan of Merger dated as of July 12, 1999 among CareCentric
                  Solutions, Inc., Simione Acquisition Corporation and the Company (the "CareCentric Merger
                  Agreement"); provided that the registration rights set forth in the Registration Rights
                  Agreements,  the MCS  Merger  Agreement  and  the  CareCentric
                  Merger   Agreement   shall   only  have   priority   over  the
                  registration rights granted pursuant to this Warrant to the extent required in such agreements and to the extent that any such prior rights have not been waived or amended.

         (b) Subject to Section 10.10(d), the Company will not grant any right of registration under the
                  Securities Act relating to any of its equity securities to any person or entity other than pursuant to this Warrant unless the Holder shall be entitled to have included in such registration all Registrable Shares requested by Holder to be so included prior to the inclusion of any securities requested to be registered by the persons or entities entitled to any such other registration rights, other than securities subject to the Registration Rights
                  Agreements, the MCS Merger Agreement, and the CareCentric Merger Agreement, which shall have priority (but only to the extent that such prior rights have not been waived or amended).

         (c) Subject to Section 10.10(d), for so long as the Holder owns securities representing 20% or more of the voting power of the Company on a fully diluted basis, and except as expressly set forth in this Section 10.10, no other Person shall be entitled to "piggyback" or participate in any of the demand registrations that Holder initiates pursuant to Section 10.2 without such Holder's prior written consent.

         (d) The parties agree that the rights to registration contained herein shall be pari passu with the rights to registration granted in (i) that certain Secured Convertible Credit Facility and Security Agreement between the Company and Reed, dated of even date herewith; (ii) that certain Series D Convertible Preferred Stock Purchase Agreement between the Company and Reed, dated of even date herewith, and (iii) that certain Warrant to be granted to Holder in consideration of its agreement to issue its guaranty on certain indebtedness of the Company, the terms of which are currently being negotiated between the Company and a commercial bank.

         10.11 Suspension of Registration Rights. The right of the Holder to request registration of shares as provided in this Section 10 shall be suspended during any period of time that all of the Registrable Shares held and entitled to be held (as a result of conversion of Series D Preferred Stock held) by the Holder may immediately be sold under SEC Rule 144.

11.      Miscellaneous.

        (a) Successors. All the covenants and provisions hereof by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

        (b) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware (notwithstanding any principles of conflicts of laws) and for all purposes shall be construed in accordance with the laws of said State.

        (c) Attorneys Fees in the Event of a Dispute. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Warrant or any common stock issued or to be issued hereunder, the prevailing party or parties shall be paid by the other party or parties a reasonable sum for attorneys, fees and expenses of such prevailing party or parties.

        (d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

        (e) Amendment. This Warrant and any term hereof may not be changed, waived, discharged or amended except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or amendment is sought.

        (f) Multiple Counterparts. This Warrant may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

         Dated June 12, 2000
                                                  Simione Central Holdings, Inc.

                                                  By: /S/ R.BRUCE DEWEY

                                                  Title: President

HOLDER:

Mestek, Inc.

By:  /S/ WILLIAM RAFFERTY
Title:  Senior Vice President - Sales